SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8

                 REGISTRATION STATEMENT UNDER
                  THE SECURITIES ACT OF 1933


                   PETER KIEWIT SONS', INC.
    (Exact name of registrant as specified in its charter)


               Delaware                          91-1842817
(State of incorporation or organization)      (I.R.S. Employer
                                              Identification No.)


    Kiewit Plaza, Omaha Nebraska                    68131
(Address of principal executive offices)         (Zip Code)


                   PETER KIEWIT SONS', INC.
                   EMPLOYEE OWNERSHIP PLAN
                   (Full title of the Plan)


                    Michael F. Norton, Esq.
                   Peter Kiewit Sons', Inc.
                         Kiewit Plaza
                    Omaha, Nebraska 68131
                        (402) 342-2052

   (Name, address and telephone number, including area code,
                     of agent for service)





                 Post-Effective Amendment No. 1

     Peter Kiewit Sons', Inc., a Delaware corporation (the "Company"), is filing this Post-Effective Amendment No. 1 (this "Amendment") to its Registration Statement on Form S-8 (File
No. 333-60708), filed with the Securities and Exchange Commission on May 11, 2001, to deregister 46,159 shares of common stock, par value $0.01 per share of the Company, which were registered for issuance under the Company's Employee Ownership Plan and not sold.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on December 28, 2001.

                                          PETER KIEWIT SONS', INC.


                                          By: /s/ Tobin A. Schropp
                                          Name: Tobin A. Schropp
                                          Title: Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Name                     Title                  Date
----                     -----                  ----

                         Chairman of the Board  December 28, 2001
/s/ Kenneth E. Stinson   and Chief Executive Officer
Kenneth E. Stinson       (Principal Executive Officer)

                         Vice President
/s/ Michael J. Piechoski (Principal Financial Officer)
Michael J. Piechoski                            December 28, 2001

                         Controller
/s/ Gregory D. Brokke    (Principal Accounting Officer)
Gregory D. Brokke                                December 28, 2001

/s/ Mogens C. Bay        Director               December 28, 2001
Mogens C. Bay

/s/ Roy L. Cline         Director               December 28, 2001
Roy L. Cline

/s/ Richard W. Colf      Director               December 28, 2001
Richard W. Colf

/s/ James Q. Crowe       Director               December 28, 2001
James Q. Crowe

/s/ Richard Geary        Director               December 28, 2001
Richard Geary

/s/ Bruce E. Grewcock    Director               December 28, 2001
Bruce E. Grewcock

/s/ William L. Grewcock  Director               December 28, 2001
William L. Grewcock

/s/ Allan K. Kirkwood    Director               December 28, 2001
Allan K. Kirkwood

/s/ Michael R. McCarthy  Director               December 28, 2001
Michael R. McCarthy

/s/ Douglas E. Patterson Director               December 28, 2001
Douglas E. Patterson

/s/ Walter Scott, Jr.    Director               December 28, 2001
Walter Scott, Jr.

/s/ George B. Toll, Jr.  Director               December 28, 2001
George B. Toll, Jr.